SCHEDULE A

List of Funds Covered by the Distribution Agreement

(Amended as of August [ ], 2026)

Name
JPMorgan Diversified Return International Equity ETF
JPMorgan Diversified Return Emerging Markets Equity ETF
JPMorgan Diversified Return U.S. Equity ETF
JPMorgan Diversified Return U.S. Mid Cap Equity ETF
JPMorgan BetaBuilders USD High Yield Corporate Bond ETF
JPMorgan Diversified Return U.S. Small Cap Equity ETF
JPMorgan International Bond Opportunities ETF
JPMorgan Ultra-Short Income ETF
JPMorgan U.S. Dividend ETF
JPMorgan U.S. Minimum Volatility ETF
JPMorgan U.S. Momentum Factor ETF
JPMorgan U.S. Quality Factor ETF
JPMorgan U.S. Value Factor ETF
JPMorgan Active USD Emerging Markets Bond ETF
JPMorgan BetaBuilders Canada ETF
JPMorgan BetaBuilders Developed Asia Pacific ex-Japan ETF
JPMorgan BetaBuilders Europe ETF
JPMorgan BetaBuilders Japan ETF
JPMorgan BetaBuilders MSCI US REIT ETF
JPMorgan BetaBuilders USD Investment Grade Corporate Bond ETF
JPMorgan Municipal ETF
JPMorgan Ultra-Short Municipal Income ETF
JPMorgan BetaBuilders U.S. Aggregate Bond ETF
JPMorgan BetaBuilders U.S. Equity ETF
JPMorgan Core Plus Bond ETF
JPMorgan BetaBuilders International Equity ETF
JPMorgan BetaBuilders U.S. Mid Cap Equity ETF
JPMorgan Equity Premium Income ETF
JPMorgan International Growth ETF
JPMorgan BetaBuilders U.S Small Cap Equity ETF
JPMorgan Short Duration Core Plus ETF
JPMorgan ActiveBuilders Emerging Markets Equity ETF
JPMorgan Income ETF
JPMorgan Active Value ETF
JPMorgan Inflation Managed Bond ETF
JPMorgan International Research Enhanced Equity ETF
JPMorgan Small & Mid Cap Enhanced Equity ETF
JPMorgan Realty Income ETF
JPMorgan Nasdaq Equity Premium Income ETF
JPMorgan Active Growth ETF

Name
JPMorgan Active China ETF
JPMorgan Active Small Cap Value ETF
JPMorgan BetaBuilders Emerging Markets Equity ETF
JPMorgan BetaBuilders U.S. Treasury Bond 20+ Year ETF
JPMorgan BetaBuilders U.S. Treasury Bond 3-10 Year ETF
JPMorgan BetaBuilders U.S. Treasury Bond 1-3 Year ETF
JPMorgan High Yield Municipal ETF
JPMorgan Sustainable Municipal Income ETF
JPMorgan Limited Duration Bond ETF
JPMorgan Equity Focus ETF
JPMorgan Healthcare Leaders ETF
JPMorgan U.S. Tech Leaders ETF
JPMorgan International Value ETF
JPMorgan Global Select Equity ETF
JPMorgan Active Bond ETF
JPMorgan Hedged Equity Laddered Overlay ETF
JPMorgan Active Developing Markets Equity ETF
JPMorgan Fundamental Data Science Large Core ETF
JPMorgan Fundamental Data Science Mid Core ETF
JPMorgan Fundamental Data Science Small Core ETF
JPMorgan Dividend Leaders ETF
JPMorgan Active High Yield ETF
JPMorgan Flexible Income ETF
JPMorgan Nasdaq Hedged Equity Laddered Overlay ETF
JPMorgan U.S. Research Enhanced Large Cap ETF
JPMorgan International Hedged Equity Laddered Overlay ETF
JPMorgan Mortgage-Backed Securities ETF
JPMorgan Fundamental Data Science Large Value ETF
JPMorgan Flexible Debt ETF
JPMorgan Equity and Options Total Return ETF
JPMorgan 100% U.S. Treasury Securities Money Market ETF
JPMorgan International Dynamic ETF
JPMorgan California Tax Free Bond ETF
JPMorgan Equity Premium Yield ETF
JPMorgan Fundamental Data Science Large Growth ETF
JPMorgan Nasdaq Equity Premium Yield ETF
JPMorgan New York Tax Free Bond ETF
JPMorgan Preferred and Income Securities ETF
JPMorgan Managed Futures Plus ETF
JPMorgan U.S. Large Cap Value Plus ETF
JPMorgan U.S. Analyst ETF
JPMorgan All Country Research Enhanced Equity ETF

(signatures on following page)

J.P. MORGAN EXCHANGE-TRADED FUND TRUST

By:
Name:	Timothy J. Clemens
Title:	Treasurer

J.P. MORGAN INVESTMENT MANAGEMENT INC.

By:
Name:	Matthew J. Kamburowski
Title:	Managing Director